Exhibit E


                               Balch & Bingham LLP
                             1901 Sixth Avenue North
                            Birmingham, Alabama 35203
                                 (205) 251-8100



June 13, 1997

Securities and Exchange Commission
Washington, DC  20549

RE:      Statement on Form U-1 of
         The Southern Company
         Georgia Power Company
         Alabama Power Company
         Southern Nuclear Operating Company, Inc.
         (File No. 70-7530)

Ladies and Gentlemen:

         We are familiar with the statement on Form U-1, as amended, referred to above relating to the organization by The Southern Company of Southern Nuclear Operating Company, Inc. (SNC) to provide certain nuclear operations, technical services and administrative services to Alabama Power Company and Georgia Power Company all as described in such statement, and we are familiar with the proceedings thereunder.

         We are of the opinion that:

          (a) SNC is validly organized and duly existing as a corporation under the laws of the State of Delaware;

          (b) all State laws applicable to the transactions described in such Form U-1 have been complied with;

          (c) the consummation of such transactions were carried out in accordance with the above-mentioned statement on Form U-1, as amended, and did not violate the legal rights of the holders of any securities issued by SNC or any associate company thereof.


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Securities and Exchange Commission
June 13, 1997
Page 2





         We hereby give our written consent to the use of this opinion in connection with the above-mentioned statement on Form U-1 and to the filing hereof with the Commission at the time of filing of the certificate pursuant to Rule 24.


                                        Very Truly Yours

                                        /s/Balch & Bingham LLP